Exhibit 99.1

O’Meara, O’Hara Named To Expanded Leadership Roles at Pitney Bowes

STAMFORD, Conn.--(BUSINESS WIRE)--June 17, 2010--Pitney Bowes Inc. (NYSE:PBI) today announced it was appointing two executives to expanded senior leadership roles at the company.

Vicki O’Meara, who joined Pitney Bowes in 2008 as executive vice president and chief legal and compliance officer, has been appointed executive vice president and president, Pitney Bowes Management Services and Government & Postal Affairs. John O’Hara, who served as executive vice president and general manager of the international operations of Pitney Bowes Business Insight (PBBI), has been named vice president and president, PBBI.

As president of Pitney Bowes Management Services, O’Meara will lead a more than $1 billion business unit that designs, implements and operates global solutions that provide clients with customer communication, mail and document lifecycle services that result in more effective, efficient and compliant business processes and operations. Representative clients include some of the world’s largest corporations, government agencies and law firms. The International Association of Outsourcing Professionals has named Pitney Bowes Management Services to its “Global Outsourcing 100” leaders list for four consecutive years.

Before joining Pitney Bowes, O’Meara was at Ryder System, Inc., where she worked for ten years in senior staff and operating roles. In her last position at Ryder, she served as president of the company’s $2 billion U.S. Supply Chain Solutions division. Before joining Ryder, O’Meara was a partner at Jones, Day, Reavis and Pogue, where she led the firm’s global environmental, health and safety section. Her early career was spent in government, including legal leadership positions at the Department of Justice and the Environmental Protection Agency, and an appointment as a White House Fellow.

“By combining her strong prior operational experience and customer relationships together with her strategic knowledge of our mailing and postal environments, Vicki will bring her unique vision and execution orientation to Pitney Bowes Management Services,” commented Pitney Bowes Chairman, President and CEO Murray Martin.

O’Meara succeeds David Dobson, who is leaving Pitney Bowes to pursue an executive leadership role at another company. O’Meara’s responsibilities as chief legal and compliance officer will be filled on an interim basis by Johnna Torsone, Pitney Bowes’s executive vice president and chief human resources officer.

As president of Pitney Bowes Business Insight (PBBI), O’Hara takes the helm of a business unit that according to Software magazine ranked #107 among the world’s largest software companies. PBBI offers a comprehensive set of solutions for maximizing the value of customer and location data, and provides tools that help companies effectively locate, connect and communicate with their customers. A UK-based subsidiary of PBBI recently announced its intention to acquire the outstanding shares of Portrait Software plc, a company that provides software to enhance existing customer relationship management systems.

O’Hara joined Pitney Bowes in 2007 when Pitney Bowes acquired the software company then known as MapInfo. At the time, he was executive vice president, international, and he was subsequently named executive vice president and general manager, international operations for PBBI. Before joining MapInfo, O’Hara held senior general management roles at Microsoft UK, Pivotal Corporation, and at Lotus Development Corporation in the United Kingdom and South Africa.

“John brings real strengths to the top leadership role at PBBI. He has a deep industry background, global experience, and extensive customer relationships worldwide. We are eager to grow this business and John understands what it will take to succeed,” said Martin.

O’Hara succeeds Mike Hickey, who recently announced he was leaving the company to begin a career as a consultant and university lecturer.

About Pitney Bowes

Celebrating its 90th year of innovation, Pitney Bowes provides software, hardware and services that integrate physical and digital communications channels. Long known for making its customers more productive, Pitney Bowes is increasingly helping other companies grow their business. Pitney Bowes is a $5.6 billion company and employs 33,000 worldwide. Pitney Bowes: Every connection is a new opportunity™. www.pb.com

Photos/Multimedia Gallery Available: http://www.businesswire.com/cgi-bin/mmg.cgi?eid=6331704&lang=en

CONTACT:
Pitney Bowes Inc.
Matt Broder, 203-351-6347
Vice President, External Communications
matthew.broder@pb.com